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                                                                   EXHIBIT 10.47


            AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDMENT dated as of December 31, 2001 to the Amended and Restated Credit Agreement dated as of April 25, 2001 (the "Credit Agreement") among BEVERLY ENTERPRISES, INC. (with its successors, the "Borrower"), the BANKS listed on the signature pages thereof, JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank successor by merger to Morgan Guaranty Trust Company of New York), as Issuing Bank (with its successors in such capacity, the "Issuing Bank"), and JPMORGAN CHASE BANK, as Administrative Agent (the "Administrative Agent").

                                   WITNESSETH:

         WHEREAS, the parties hereto desire to amend the Credit Agreement to (i) modify the definitions of Consolidated Net Income and Consolidated Net Worth to reflect the aggregate consideration received by the Borrower and charges in connection with the Florida Disposition as well as certain other charges to be taken by the Borrower and its Consolidated Subsidiaries during the fiscal quarter ended on December 31, 2001 and (ii) modify the covenant set forth in
Section 5.05 of the Credit Agreement to reflect the treatment of such charges;

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

         Section 2. Definition of Specified 2001 Charges. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

                  "Specified 2001 Charges" means the restructuring charges, writedowns, severance costs and special charges, the material components of which were described during a meeting between the Borrower and the Banks in New York City on January 15, 2002, in each case to the extent actually recorded by the Borrower or one of its Consolidated Subsidiaries in the fiscal quarter of the Borrower ended December 31, 2001 in compliance with GAAP.

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         Section 3 . Definition Of Consolidated Net Income. The definition of
"Consolidated Net Income" in Section 1.01 of the Credit Agreement is amended to read in full as follows:

                  "Consolidated Net Income" means, for any period, the net income (loss) (calculated (a) before preferred and common stock dividends and (b) exclusive of the effect of (i) any extraordinary or other material non-recurring gain or loss outside the ordinary course of business, (ii) Specified Restructuring Charges in an aggregate amount, on a pretax basis, during the period from October 1, 2000 through March 31, 2001 not exceeding $105,000,000 and (iii) the charges or losses, in an aggregate amount, on a pretax basis, not exceeding $130,000,000, incurred by the Borrower and its Consolidated Subsidiaries on or prior to January 8, 2002 in connection with the Florida Disposition) for the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

         Section 4 . Definition Of Consolidated Net Worth. The definition of Consolidated Net Worth in Section 1.01 of the Credit Agreement is amended to read in full as follows:

                  "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries at such date.

         Section 5 . Minimum Consolidated Net Worth. Section 5.05 of the Credit Agreement is hereby amended to read in full as follows:

                           Section 5.05. Minimum Consolidated Net Worth.
                  Consolidated Net Worth shall be at least 85% of the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries at December 31, 2001 plus (i) 50% of the aggregate positive Consolidated Net Income (excluding any consolidated net loss) of the Borrower and its Consolidated Subsidiaries for each fiscal quarter ending after December 31, 2001 plus (ii) 50% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Borrower's board of directors), received by the Borrower from the issuance and sale after December 31, 2001 of any capital stock of the Borrower (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary or (y) which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise) or in connection with the conversion or exchange of any Debt of the Borrower into capital stock of the Borrower after December 31, 2001 plus (iii) the

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                  excess (if any) of the aggregate amount of Specified 2001
                  Charges (exclusive of charges against reserves established on or prior to September 30, 2001) over $290,000,000.

         Section 6. Representations Of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date, in each case after giving effect to this Amendment.

         Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         Section 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 9. Effectiveness. This Amendment shall become effective as of the date hereof on the date when the following conditions are met (the "Amendment Effective Date"):

         (a) the Administrative Agent shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

         (b) the Administrative Agent shall have received an amendment fee for the account of each Bank from which, on or prior to January 25, 2002, it has received a counterpart hereof signed by such Bank, in an amount equal to 0.25% of such Bank's Commitment;

         (c) the Administrative Agent shall have received a forecast for each fiscal quarter of the Borrower during the fiscal year of the Borrower ending on or closest to December 31, 2002 of Consolidated Net Worth, Fixed Charge Coverage Ratio, Adjusted Consolidated Debt, Consolidated EBITDAR and Consolidated Gross Capital Expenditures as of the last day of or during, as the case may be, such fiscal quarter, in form and substance reasonably satisfactory to the Required Banks;

         (d) the Administrative Agent shall have received a schedule of debt of the Borrower and it Consolidated Subsidiaries, calculated on a pro forma basis as of December 31, 2001, adjusted to reflect the effect of the Florida Disposition, in form and substance reasonably satisfactory to the Required Banks;

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         (e) the Administrative Agent shall have received projected financial information in respect of the Borrower and its Consolidated Subsidiaries through December, 2004, in form and substance reasonably satisfactory to the Required Banks; and

         (f) the Administrative Agent shall have received payment of all out-of pocket expenses due and payable to it pursuant to Section 9.03(a) of the Credit Agreement (including, to the extent invoiced, all fees and disbursements of Davis Polk & Wardwell, special counsel to the Administrative Agent).

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                          BEVERLY ENTERPRISES, INC.


                                          By:    /s/ Schuyler Hollingsworth, Jr.
                                             -----------------------------------
                                          Title: Senior Vice President
                                                 and Treasurer

                                          JPMORGAN CHASE BANK (formerly known
                                            as The Chase Manhattan Bank
                                            successor by merger to Morgan
                                            Guaranty Trust Company of New York)


                                          By:    /s/ Dawn Lee Lum
                                             -----------------------------------
                                          Title: Vice President

                                          BANK OF AMERICA, N.A.


                                          By:    /s/ Craig Murlless
                                             -----------------------------------
                                          Title: Vice President

                                          THE BANK OF NEW YORK


                                          By:    Michael Flannery
                                             -----------------------------------
                                          Title: Vice President

                                          BANK OF MONTREAL


                                          By:    /s/ Edward McGuire
                                             -----------------------------------
                                          Title: Vice President


                                          GENERAL ELECTRIC CAPITAL CORPORATION


                                          By:    /s/ Gregory Hong
                                             -----------------------------------
                                          Title: Duly Authorized Signatory


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